EXHIBIT 1

                                 AMENDMENT NO. 1
                               TO RIGHTS AGREEMENT

            Amendment No. 1 to Rights Agreement, dated as of January 19, 2004 (the "Amendment"), between MOORE MEDICAL CORP., a Delaware corporation (the "Company"), and AMERICAN STOCK TRANSFER & TRUST CO. (the "Rights Agent").

            WHEREAS, the Company and the Rights Agent entered into a Rights Agreement, dated as of November 18, 1998 (the "Rights Agreement");

            WHEREAS, the Company desires to enter into an agreement providing for the merger of the Company with a wholly-owned subsidiary of McKesson Corporation;

            WHEREAS, there is not as of the date hereof any Acquiring Person (as defined in the Rights Agreement);

            WHEREAS, the Company desires to amend the Rights Agreement in accordance with Section 26 thereof; and

            WHEREAS, the effectiveness of this Amendment is conditioned upon approval of the terms set forth herein by the Company's Board of Directors and the receipt by the Rights Agent of a Certificate of an appropriate officer of the Company certifying that this Amendment is in compliance with the terms of
Section 26 of the Rights Agreement;

            NOW, THEREFORE, in consideration of the premises and mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

            Section  1.  Amendment  to   Definitions.   Section  1(a)  of  the
Rights Agreement is amended to add the following paragraph as the last paragraph thereof:

      "Notwithstanding the foregoing, neither McKesson Corporation ("McKesson") nor any of its Affiliates or Associates shall become an Acquiring Person, nor shall any Distribution Date or Stock Acquisition Date occur or be deemed to occur, nor shall any holder of Rights be entitled to any rights or benefits pursuant to any provision of this Agreement, in each case as a result of the execution of the Agreement and Plan of Merger, dated as of January 19, 2004, among the Company, Merger Sub (as defined in the Merger Agreement) and McKesson (as the same may be amended from time to time, the "Merger Agreement") or consummation of the transactions contemplated thereby pursuant to the terms of the Merger Agreement."

            Section 2. Amendment for Termination. The Rights Agreement is hereby amended to add a new Section 34, which shall read in its entirety as follows:

      "Section 34. Termination. Notwithstanding anything to the contrary contained herein, this Agreement shall terminate and the Rights shall expire and be of no further force and effect immediately prior to the Effective Time (as defined in the Merger Agreement)."

            Section 3. Rights Agreement as Amended. The term "Agreement" as used in the Rights Agreement shall be deemed to refer to the Rights Agreement as amended hereby. The foregoing amendments shall be effective as of the date hereof and, except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

            Section  4.   Certification.   The  undersigned   officer  of  the
Company certifies by execution hereof that this Amendment is in compliance with the terms of Section 26 of the Rights Agreement.

            Section 5. Counterparts. This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

            Section 6. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made to be performed entirely within such State.

            Section 7. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

                                          MOORE MEDICAL CORP.



                                          By:  /s/ Linda M. Autore
                                             -----------------------------------
                                              Name:  Linda M. Autore
                                              Title: President & CEO



                                          AMERICAN STOCK TRANSFER & TRUST CO.



                                          By:  /s/ Herbert J. Lemmer
                                             -----------------------------------
                                              Name:  Herbert J. Lemmer
                                              Title:  Vice President